UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, DC 20549

_____________________________________________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2015
_____________________________________________________________

CPI INTERNATIONAL HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-173372-07 (Commission File Number)	90-0649687 (I.R.S. Employer Identification No.)
811 Hansen Way, Palo Alto, California 94303 (Address of Principal Executive Offices and Zip Code)
(650) 846-2900 (Registrant’s telephone number, including area code)
Not Applicable (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 17, 2015, Communications & Power Industries LLC (“Buyer”), a wholly owned subsidiary of CPI International Holding Corp., entered into and consummated the transactions contemplated by a Stock Purchase Agreement (the “Acquisition Agreement”) with ASC Signal Holdings Corporation (“ASC”), The Resilience Fund II, L.P. (“Resilience”), on behalf of itself in its capacity as a stockholder of ASC and as the Seller Representative (as defined therein), the other stockholders of ASC party thereto (collectively with Resilience, the “Stockholders”), the holders of the Options (as defined therein) (collectively, the “Optionholders”) and the holder of the Warrant (as defined therein) (the “Warrantholder” and, collectively with the Stockholders and Optionholders, the “Sellers”), pursuant to which CPI acquired all of the issued and outstanding equity securities of ASC from the Sellers on the terms and conditions set forth in the Acquisition Agreement.

The aggregate consideration for the acquisition is $50,000,000 (the “Purchase Price”) subject to a customary post-closing adjustment based on, among other things, the amount of cash, debt and working capital in the business on the closing date. Of the Purchase Price, $2,750,000 will be placed in escrow as security for adjustments to the Purchase Price and potential future indemnification claims.

The Acquisition Agreement contains certain customary representations and warranties and imposes certain customary covenants on the parties regarding confidentiality and tax matters, among other matters. Subject to certain limitations, the Sellers and CPI are obligated to indemnify each other for breaches of representations and warranties and non-performance of covenants made in the Acquisition Agreement, and certain other matters, in each case subject to specified limitations set forth in the Acquisition Agreement. In addition to the escrow amounts, a customary representation and warranty insurance policy was obtained for the benefit of CPI, which provides CPI with certain insurance coverage for losses related to breach or inaccuracy in certain representations and warranties of ASC and the Sellers set forth in the Acquisition Agreement.

The foregoing description of the Acquisition Agreement, and the transactions contemplated thereby, is a summary which does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Acquisition Agreement, which is attached hereto as Exhibit 2.1, and incorporated herein by reference. The representations, warranties and covenants contained in the Acquisition Agreement were made only for the purposes of the Acquisition Agreement and, as of the specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms, including being qualified by schedules and other disclosures made by each party. Accordingly, investors should not rely on the representations, warranties and covenants in the Acquisition Agreement as statements of factual information.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into and made a part of this Item 2.01 by reference.

Item 8.01.     Other Events.

On September 17, 2015, CPI International Holding Corp. issued a press release announcing its completion of the acquisition of ASC Signal Holdings Corporation. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 8.01 and in Exhibit 99.1 hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act by CPI International Holding Corp., except as expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

In accordance with paragraph 9.01(a)(4) of Form 8-K, CPI International Holding Corp. will file an amendment to this Current Report on Form 8-K containing the financial statements required in Item 9.01(a) within the required 71 calendar days from the date that this Current Report on Form 8-K was required to be filed.

(b)    Pro Forma Financial Information.

In accordance with paragraph 9.01(b)(2) of Form 8-K, CPI International Holding Corp. will file an amendment to this Current Report on Form 8-K containing the pro forma financial information required in Item 9.01(b) within the required 71 calendar days from the date that this Current Report on Form 8-K was required to be filed.

(d)    Exhibits.

2.1 *
Stock Purchase Agreement, dated as of September 17, 2015, by and among ASC Signal Holdings Corporation, The Resilience Fund II, L.P.,  certain other securityholders of ASC Signal Holdings Corporation and Communications & Power Industries LLC.

99.1	CPI International Holding Corp. press release dated September 17, 2015.

*
Schedules and certain Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CPI INTERNATIONAL HOLDING CORP.
(Registrant)

Dated:	September 17, 2015	/s/ JOEL A. LITTMAN
Joel A. Littman Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1 *
Stock Purchase Agreement, dated as of September 17, 2015, by and among ASC Signal Holdings Corporation, The Resilience Fund II, L.P.,  certain other securityholders of ASC Signal Holdings Corporation and Communications & Power Industries LLC

99.1	CPI International Holding Corp. press release dated September 17, 2015

*
Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Stock Purchase Agreement.